Exhibit 10.6

THE CHUBB CORPORATION
LONG-TERM STOCK INCENTIVE PLAN
FOR NON-EMPLOYEE DIRECTORS (2004)

STOCK UNIT AGREEMENT

STOCK UNIT AGREEMENT, dated as of April 25, 2006, by and between The Chubb Corporation (the “Corporation”) and [                       ] (the “Participant”), pursuant to The Chubb Corporation Long-Term Stock Incentive Plan for Non-Employee Directors (2004) (the “Plan”). Capitalized terms that are not defined herein shall have the same meanings given to such terms in the Plan. If any provision of this Agreement conflicts with any provision of the Plan (as either may be interpreted from time to time by the Committee), the Plan shall control.

WHEREAS, pursuant to the provisions of the Plan, the Participant has been granted Stock Units; and

WHEREAS, the Participant and the Corporation desire to enter into this Agreement to evidence and confirm the grant of such Stock Units on the terms and conditions set forth herein.

NOW, THEREFORE, the Participant and Corporation agree as follows:

1.             Grant of Stock Units. Pursuant to the provisions of the Plan, the Corporation on the date set forth above (the “Grant Date”) has granted and hereby evidences the grant to the Participant, subject to the terms and conditions set forth herein and in the Plan, of an award of [            ] Stock Units (the “Award”).(1)

2.             Restrictions on Transfer. Until settlement of the Stock Units in accordance with Section 5 or 7, the Stock Units may not be sold, assigned, hypothecated, pledged or otherwise transferred or encumbered in any manner except (i) by will or the laws of descent and distribution or (ii) to a Permitted Transferee (as defined in

(1)     The number of Stock Units shall be equal to the quotient of (i) $22,500 divided by (ii) the average of the high and low trading prices of the Stock on the Grant Date, rounded up to the nearest whole number.

Section 11(a) of the Plan) with the permission of, and subject to such conditions as may be imposed by, the Committee.

3.             No Rights as a Shareholder. Until shares of Stock are issued, if at all, in satisfaction of the Corporation’s obligations under this Award, in the time and manner provided for in Section 5 or 7, the Participant shall have no rights as a shareholder.

4.             Dividend Equivalents. Without limiting the generality of the foregoing, until settlement of the Stock Units in accordance with Section 5 or 7, as soon as practicable after dividends are paid on the Stock, the Participant shall be paid an amount in cash equal to the amount of dividends paid on that number of shares of the Stock as is equal to the number of the Participant’s Stock Units.

5.             Settlement of Stock Units. Subject to the provisions of Section 7, the Corporation shall deliver to the Participant that number of shares of Stock as is equal to the number of Stock Units covered by the Award as soon as practicable after the third anniversary of the Grant Date, but no later than the last day of the taxable year in which such third anniversary falls. Notwithstanding the immediately preceding sentence, but subject to such terms and conditions as the Committee may specify, if the Participant shall have filed an election with the Corporation (and on a form acceptable to the Committee) not later than the December 31 preceding the Grant Date, the shares of Stock deliverable in respect of Stock Units shall be issued at such later time as shall be specified in such election.

6.             Adjustment in Capitalization. In the event that the Committee shall determine that any stock dividend, stock split, share combination, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Stock at a price substantially below fair market value, or other similar corporate event affects the Stock such that an adjustment is required in order to preserve, or to prevent the enlargement of, the benefits or potential benefits intended to be made available under this Award, then the Committee shall, in its sole discretion, and in such manner as the Committee may deem equitable, adjust any or all of the number and kind of units (or other property) subject to this Award and/or, if deemed appropriate, make provision for a cash payment to the person holding this Award, provided, however, that, unless the Committee determines otherwise, the number of Stock Units subject to this Award shall always be a whole number.

7.             Termination of Service as a Member of the Board. Except as otherwise expressly provided below, if the Participant’s service as a member of the Board of Directors terminates for any reason, then the Corporation shall deliver to the Participant (or, if applicable, the Participant’s Designated Beneficiary or legal representative) that number of shares of Stock as is equal to the number of Stock Units covered by the Award. Such delivery shall occur as soon as practicable after the Participant’s service on the Board of Directors terminates (but no later than the last day of the taxable year in which the Participant’s service terminates, or 30 days thereafter, if later), or if later, on the date specified in a deferral election form filed in accordance with Section 5. Notwithstanding anything in this Agreement to the contrary, if the Participant’s service on the Board of Directors is terminated for cause, as determined by the Committee (or if the Committee determines that the Participant resigned from the Board of Directors in anticipation of being removed for cause), then the Participant shall forfeit any and all rights in respect of the Stock Units covered by the Award and such Stock Units shall be immediately forfeited and cancelled without further action by the Corporation or the Participant as of the date of such termination of service.

8.             Notice. Any notice given hereunder to the Corporation shall be addressed to The Chubb Corporation, Attention Secretary, 15 Mountain View Road, P.O. Box 1615, Warren, New Jersey 07061-1615, and any notice given hereunder to the Participant shall be addressed to the participant at the Participant’s address as shown on the records of the Corporation.

9.             Governing Law. The Award and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of New Jersey (without reference to the principles of conflicts of law).

10.           Signature in Counterpart. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same instrument.

11.           Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the Corporation and the Participant and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the Corporation or the Participant or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

12.           Amendment. This Agreement may not be altered, modified, or amended except by a written instrument signed by the Corporation and the Participant.

13.           Sections and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the Corporation by its duly authorized officer, and the Participant have executed this Agreement in duplicate as of the day and year first above written.

THE CHUBB CORPORATION

By:
Secretary

By: